UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  03/28/2005

MONITRONICS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  333-110025

Texas	742719343
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

12801 Stemmons Freeway, Suite 821, Dallas, TX 75234
(Address of Principal Executive Offices, Including Zip Code)

(972) 243-7443
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

Stock Option Plan. On March 28, 2005, the Board of Directors of Monitronics International, Inc. (the "Company") adopted the 2005 Stock Option Plan (the "Plan") and reserved 1,350,000 shares of Class A common stock for issuance under the Plan. The Plan provides for the grant of nonstatutory stock options to employees and officers of the Company. The Plan is administered by the Company's board of directors or by a committee designated by the board of directors (the "Committee"). Subject to the restrictions of the Plan, the Committee determines who is granted options and the terms of the options granted, including the exercise price, the number of shares subject to the option and the option's exercisability. The Plan and the forms of award agreements for options granted under the Plan are filed as Exhibits 10.1 through 10.3 hereto and incorporated herein by reference.

Amendment to Credit Facility. On March 28, 2005, the Company amended certain provisions of its $320 million Credit Agreement dated August 25, 2003, as previously amended by the First Amendment to the Credit Agreement, between various Lenders, Fleet National Bank, a Bank of America company, as Administrative Agent for the Credit Parties, and Bank of America, N.A., as Syndication Agent for the Credit Parties. Significant amended provisions to the Senior Secured Credit Facility, which consists of a $145 million Revolving Loan Facility and a $175 million Term B Loan Facility, included the following:

- The mandatory reductions to the Revolving Loan Facility have been removed.

- The Applicable Margins for Eurodollar Advances and Base Rate Advances have been reduced to the percentages set forth in Section 2.2(b) of the Second Amendment filed herein as Exhibit 10.4 and incorporate herein by reference. Currently, this results in a seventy-five basis point reduction to Applicable Margins for the Company's Revolving Credit Facility and the Term B Loan Facility. Determination of the specific margin to be used will continue to be based on the Company's Total Leverage Ratio.
- The Commitment Fee Percentage has been amended to be fifty basis points at all times which resulted in a twenty-five basis point reduction at the Company's current borrowing level.
- The maximum Senior Leverage Ratio has been amended from 2.15:1.00 to 2.25:1.00.
- The maximum amount of Capital Expenditures permitted for the fiscal year ending June 30, 2005 has been increased from $4,900,000 to $6,000,000.
- The definition of "Option Plans" has been amended to include the 2005 Stock Option Plan.

Item 9.01.    Financial Statements and Exhibits

(c.) Exhibits

10.1        2005 Stock Option Plan

10.2        Form of Officer and Employee Award with Change of Control Provision
10.3        Form of Officer and Employee Award with No Change of Control Provision
10.4        Second Amendment to Credit Agreement, dated as of March 28, 2005, by and among Monitronics International, Inc., the lenders (named therein), Fleet National Bank, as administrative agent for each of the other credit parties thereto, and Bank of America, N.A., as syndication agent for each of the other credit parties thereto

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

MONITRONICS INTERNATIONAL, INC.

Date: March 31, 2005.	By:	/s/ Michael R. Meyers
Michael R. Meyers
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	2005 Stock Option Plan
EX-10.2	Form of Officer and Employee Award with Change of Control Provision
EX-10.3	Form of Officer and Employee Award with No Change of Control Provision
EX-10.4	Second Amendment to Credit Agreement, dated as of March 28, 2005